4 West Rockland Road, 1st Floor, Montchanin, Delaware 19710

Phone:  (302) 656-1708    Fax:  (302) 994-3086

Certificate of Stock Option Award
Under the Acorn Energy, Inc. 2006 Stock Incentive Plan

JOHN A. MOORE
c/o Acorn Energy, Inc.
4 West Rockland Road, 1st Floor
Montchanin, Delaware 19710

You have been granted an option ("Option") to buy shares of the Common Stock of Acorn Energy, Inc. stock as follows:

Date of Grant	March 4, 2008
Stock Option Agreement	Nonqualified Stock Option
Option Price per Share	$5.11
Total Number of Options Granted	200,000
Expiration Date	March 4, 2018

	VESTING SCHEDULE
On or After	Options Available For Exercise	Cumulative Amount of of Options Available For Exercise
March 4, 2008	0	0
June 4, 2008	12,500	12,500
September 4, 2008	12,500	25,000
December 4, 2008	12,500	37,500
March 4, 2009	12,500	50,000
June 4, 2009	12,500	62,500
September 4, 2009	12,500	75,000
December 4, 2009	12,500	87,500
March 4, 2010	12,500	100,000
June 4, 2010	12,500	112,500
September 4, 2010	12,500	125,000
December 4, 2010	12,500	137,500
March 4, 2011	12,500	150,000
June 4, 2011	12,500	162,500
September 4, 2011	12,500	175,000
December 4, 2011	12,500	187,500
March 4, 2012	12,500	200,000

By your signature and Acorn’s signature below, you and Acorn agree that this Option is granted under and governed by the terms and conditions of Acorn’s Stock Option Agreement and the 2006 Stock Incentive Plan, which are attachments hereto and are made a part hereof.

4 West Rockland Road, 1st Floor, Montchanin, Delaware 19710

Phone:  (302) 656-1708    Fax:  (302) 994-3086

Attachments:

1.           Stock Option Award Agreement (dated March 4, 2008).
2.	Acorn Energy, Inc. 2006 Stock Incentive Plan.

ACORN ENERGY, INC.		OPTIONEE

By:
	Name: Michael Barth	John A. Moore
Title: Chief Financial Officer

NONQUALIFIED OPTION AWARD AGREEMENT

(Issued Pursuant to the Acorn Energy, Inc. 2006 Stock Incentive Plan)

THIS OPTION AWARD AGREEMENT ("Agreement"), effective as of the date (the "Effective Date") set forth in the Certificate to which this Agreement is attached (the "Certificate"), represents the grant of a nonqualified option ("Option") by Acorn Energy, Inc., a Delaware corporation (the "Company"), to John A. Moore (the "Participant"), subject to the terms and conditions set forth below and pursuant to the provisions of the Company’s 2006 Stock Incentive Plan adopted by the Company's Board of Directors on February 8, 2007 (the "Plan").  The Option granted hereby is intended to be an "NQSO" as such term is defined in the Plan and is not intended to be an "Incentive Option" as such term is defined in the Plan.

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. The parties hereto agree as follows:

1. General Option Grant Information. The individual named in the Certificate has been selected to be a Participant in the Plan and receive a nonqualified option grant as specified in the Certificate.

2. Grant of Option. The Company hereby grants to the Participant an Option to purchase the number of Shares set forth in the Certificate, exercisable at the stated Option Price, which is equal to or greater than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date specified in the Certificate, as determined in the manner and subject to the terms and conditions of the Plan and this Agreement.

3. Option Term. The term of this Option begins as of the Effective Date and continues through the Expiration Date as specified in the Certificate, unless sooner terminated in accordance with the terms of this Agreement.

4. Vesting Period. (a) In General. Subject to the terms of this Agreement and the Plan, this Option shall vest and be exercisable as indicated in the Certificate, subject to accelerated vesting in accordance with the terms of the Employment Agreement dated March 4, 2008 between the Participant and the Company (the “Employment Agreement”). For the specified vesting to occur on any vesting date set forth therein, the Participant must be continuously employed by the Company from the Effective Date through such vesting date. Except as may otherwise be provided herein or in the Employment Agreement, if the Participant's employment terminates before the last vesting date set forth in the Certificate, the portion of the Option granted hereby that is unvested as of the date of termination shall be automatically forfeited.

(b) No Partial Vesting.  Except as may be otherwise set forth herein or in the Plan, in no event shall the Participant have any rights to exercise any portion of the Option granted hereunder prior to the date such portion vests pursuant to the Vesting Schedule set forth in the Certificate.

(c) Change of Control.  Notwithstanding the vesting provisions set forth in paragraph (a) above, upon the consummation of a Change of Control, this Option shall automatically become 100% vested and exercisable and shall remain exercisable through the Expiration Date.  As used herein, “Change of Control” shall have the meaning set forth in the Employment Agreement.

5. Exercise. The Participant, or the Participant's representative upon the Participant's death or disability, may exercise this Option at any time prior to the termination of the Option, subject to and as provided in Sections 3 and 8.

6. How to Exercise. This Option shall be exercised by written notice to the Committee or such other administrator appointed by the Committee, specifying the number of Shares subject to this Option Participant desires to exercise. The Option Price for the number of Shares with respect to which this Option is being exercised shall be payable to the Company in full: (a) in cash or its equivalent, (b) by cashless (broker-assisted) exercise; or (c) by any other method approved or accepted by the Committee in its sole discretion, including, without limitation, net exercise. In no event may the Option be exercised for a fraction of a share.

Unless otherwise determined by the Committee, all cash payments under all of the methods indicated above shall be paid in United States dollars.

7. Nontransferability. (a) In General. Except as may be provided in Section 7(b) below, this Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, except as provided in the Plan. No assignment or transfer of this Option in violation of this Section 7, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or as otherwise required by applicable law, shall vest in the assignee or transferee any interest whatsoever.

(b) Transfers With The Consent of the Committee. With the prior written consent of the Committee, the Option granted hereby may be transferred by the Participant to any person or entity specified in such prior written consent (each, a "Permitted Assignee"); provided, however, that if such consent is granted, the Permitted Assignee shall be subject to the terms of this Agreement and the Plan unless an exception is granted in writing by the Committee.

8. Termination of Option. (a) General. Except as provided in paragraphs (b) and (c) below, in the event of the termination of Participant's employment with the Company, vesting (including accelerated vesting) and exercisability of this Option shall be governed by the terms of the Employment Agreement.

(b) Death. In the event the Participant dies while employed by the Company, the Option to the extent not previously expired or exercised shall, to the extent vested and exercisable on the date of death, be exercisable by the estate of such Participant or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee, at any time within 18 months after the death of the Participant, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option, as so extended, exceed the date of expiration set forth in Section 3 above.

(c) Disability. In the event the Participant’s employment with the Company terminates on account of Disability, the Participant, or his guardian or legal representative, or a Permitted Assignee, shall have the unqualified right to exercise the vested portion of the Option, to the extent not previously exercised or expired, as of the first date of Disability (as determined in the sole discretion of the Committee), at any time within 18 months after the first date of Disability, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option, as so extended, exceed the date of expiration set forth in Section 3 above. For purposes of this Agreement, “Disability” shall have the meaning set forth in the Employment Agreement.

9. Administration. This Agreement and the rights of the Participant hereunder and under the Certificate are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, this Agreement and the Certificate, all of which shall be binding upon the Participant. Any inconsistency between the Agreement or the Certificate (on the one hand) and the Plan (on the other hand) shall be resolved in favor of the Plan.

10. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

11. Adjustments. The terms of this Option, including the number and kind of underlying shares as well as the Option Price, shall be subject to adjustment under the circumstances and in accordance with the provisions of Section 4.4 and 17.2 of the Plan.  This Option is also subject to cancellation under the circumstances and in accordance with the provisions of Section 4.4 of the Plan.

12. Amendment. Except to the extent necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation, no termination, amendment, suspension, or modification of the Plan or this Agreement shall adversely affect in any material way the Option granted under this Agreement without the written consent of the Participant holding such Options. Notwithstanding the foregoing, the Committee may make adjustments to the Option granted under this Agreement to take account of certain events as contemplated by Sections 4.4 and 17.2 of the Plan.

13. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 4 West Rockland Road, 1st Floor, Montchanin, Delaware  19710, Attn: Michael Barth, CFO, or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature on the Certificate, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

14. Withholding Taxes. The Company shall have the right to withhold from wages or other amounts otherwise payable to the Participant (or a Permitted Assignee thereof), or otherwise require such Participant or Permitted Assignee to pay, any Withholding Taxes arising as a result of the grant or exercise of this Option, or any other taxable event occurring pursuant to the Plan, this Agreement or the Certificate.  If, notwithstanding the foregoing, the Participant (or a Permitted Assignee thereof) shall fail to actually or constructively make such tax payments as are required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, (i) to have withheld a portion of any Shares or other payments then issuable to the Participant (or Permitted Assignee) pursuant to any Award, or (ii) to tender other Shares to the Company (either by actual delivery or attestation, in the sole discretion of the Committee, provided that, except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market), in either case having an aggregate Fair Market Value equal to the Withholding Taxes.

15. Registration; Legend. The Company may postpone the issuance and delivery of Shares upon any exercise of this Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.

The Company may cause the following or a similar legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of this Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

16. Miscellaneous. (a) Neither this Agreement nor the Certificate shall confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate the Participant's employment at any time.

(b) The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the purchase price has been paid, and the Shares have been issued and delivered to the Participant.

(c) This Agreement and the Certificate shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) To the extent not preempted by federal law, this Agreement and the Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law which might otherwise apply.  The Participant submits to the exclusive jurisdiction and venue of the federal or state courts of New York, as determined by the Company in its sole discretion, to resolve any and all issues that may arise out of or relate to the Plan, this Agreement or the Certificate.

(e) All obligations of the Company under the Plan, this Agreement and the Certificate with respect to this Option shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f) The provisions of this Agreement and the Certificate are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(g) By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(h) The Participant, every person claiming under or through the Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan, this Agreement or the Certificate.

17. Exculpation. This Option and all documents, agreements, understandings and arrangements relating hereto have been issued on behalf of the Company by officers acting on its behalf, and not by any person individually. None of the Directors, officers or stockholders of the Company, nor the directors, officers or stockholders of any subsidiary or affiliate of the Company, shall be bound or have any personal liability hereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Option and all documents, agreements, understanding and arrangements relating hereto and will not seek recourse or commence any action against any of the Directors, officers or stockholders of the Company or any of the directors, officers or stockholders of any subsidiary or affiliate of the Company, or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

18. Captions. The captions in this Agreement are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.